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                                                              EXHIBIT 3.15


                            CERTIFICATE OF FORMATION
                                       OF
             ALLIANT LAKE CITY SMALL CALIBER AMMUNITION COMPANY LLC


                  This Certificate of Formation of Alliant Lake City Small Caliber Ammunition Company LLC (the "Company") is executed and filed by the undersigned, as authorized person, to form a limited liability company under the Delaware Limited Liability Company Act (the "Act").

     1. The name of the Company is Alliant Lake City Small Caliber Ammunition Company LLC.

                  2. The address of the registered office of the Company in the State of Delaware is The Corporation Trust Company, located at Corporation Trust Center, 1209 Orange Street, Wilmington, New Castle County, Delaware 19801.

                  3. The name and address of the registered agent for service of process on the Company in the State of Delaware is The Corporation Trust Company, located at Corporation Trust Center, 1209 Orange Street, Wilmington, New Castle County, Delaware 19801.

                  IN WITNESS WHEREOF, the undersigned has executed this Certificate of Formation this 3rd day of November, 1999.


                                                 /S/ CHARLES H. GAUCK
                                              ----------------------------
                                              Charles H. Gauck, Secretary